Exhibit 99.1

Melinta Therapeutics Reports Second Quarter 2018 Financial Results

Solid Performance from New Product Launches

Vabomere™ Granted NTAP Status by CMS

Strengthened Financial Position Supports Continued Growth

Completed Expansion and Cross-Training of Experienced Anti-infective Sales Force

NEW HAVEN, Conn., August 7, 2018 – Melinta Therapeutics, Inc. (NASDAQ: MLNT), a commercial-stage company discovering, developing and commercializing novel antibiotics to treat serious bacterial infections, today reported financial results and provided an update on commercial activities for the quarter ended June 30, 2018. Melinta continued to make progress this quarter in its mission to save lives threatened by the global public health crisis of bacterial infections through the development and commercialization of novel antibiotics that provide new therapeutic solutions.

Q2 2018 and Recent Business Highlights

•	Completed the hiring of 71 additional field sales personnel bringing total sales representatives to 170

•

Completed realignment and cross-training of experienced anti-infective sales force across all four products, including Baxdela™ (delafloxacin), Vabomere™ (meropenem and vaborbactam), Orbactiv® (oritavancin) and Minocin® (minocycline) for Injection

•	Made strong progress on hospital approval process of new launches, Vabomere and Baxdela

•	Vabomere granted New Technology Add-On Payment (NTAP) by Centers for Medicare & Medicaid Services (CMS), effective Oct. 1, 2018

•	Continued growth in retail market for Baxdela, driven by specialty retail focus of our sales force

•	Completed enrollment ahead of schedule for Baxdela Phase III trial for treatment of adults with community acquired bacterial pneumonia (“CABP”)

•	Entered into partnership with CARB-X, receiving up to approximately $6 million to help advance pre-clinical and clinical development of a novel antibiotic class

•	Launched new antibiotic stewardship program designed to address the growing threat of antimicrobial resistance

•	Completed follow-on public offering of shares of common stock, raising approximately $115 million in net proceeds

•	Demonstrated breadth of commercial and clinical programs with 20 presentations at the American Society of Microbiology’s ASM Microbe 2018 meeting

“Melinta took important steps forward during the second quarter, with solid sales performance from our new launches of Baxdela and Vabomere and the completion of a public follow-on offering of common shares that significantly strengthened our long-term financial position,” said Dan Wechsler, President and CEO of Melinta. “Product sales remained steady during the quarter and we continued to make excellent progress on our recent launches. We expect our sales trajectory to increase in the second half of the year, powered by our significantly increased presence in the marketplace and our expanded and now fully cross-trained sales force of 170 highly experienced sales representatives, with average hospital expertise of 15 years.”

“We also continued to make advancements within our pipeline during the quarter. Our Phase III trial of Baxdela for the treatment of adults with CABP completed enrollment ahead of schedule and is on track for top-line data by the end of 2018. Our discovery organization also continued to advance their important work following the announcement of our agreement with CARB-X that will provide us funding to advance the development of a novel antimicrobial from our ESKAPE pathogen program.”

“With the completion of our public offering, we are now in a strong financial position to support our continued growth.”

2018 Upcoming Potential Catalysts

•	Pivotal Phase 3 data for Baxdela in CABP

•	Vabomere EMA regulatory approval decision

•	Vabomere Medicare NTAP status effective Oct. 1, 2018

•	Additional ex-U.S. submissions for Baxdela in Central and South America

•	Ex-U.S. partnership opportunities for Vabomere, Orbactiv and Minocin for Injection

•	Additional data and publications at ID Week

•	IND-enabling studies for the lead ESKAPE compound

Q2 2018 Financial Results

Melinta reported revenue of $12.0 million for the quarter ended June 30, 2018. In addition, the company earned $2.1 million in funding from the Biomedical Advanced Research and Development Authority (BARDA), which it recorded as other income.

During the quarter, as part of the final stages of the integration of the Infectious Disease business acquired from The Medicines Company, Melinta implemented a new, direct-to-wholesaler distribution process that will shorten the Company’s overall supply chain cycle, reduce inventory levels at wholesalers and save fees paid to wholesalers. The change resulted in a one-time negative impact on second quarter revenues of $2.7 million, primarily impacting Orbactiv.

Second quarter of 2018 total net revenue of $12.0 million compares to total net revenue of $4.0 million for the same period in 2017, prior to the acquisition of The Medicines Company ID business and the launch of Baxdela. In the second quarters of 2018 and 2017, we recognized contract research revenue totaling $2.8 million and $4.0 million, respectively. In the second quarter of 2018, net product sales were $9.2 million. The net product sales reflect solid performance of new launches and include the impact described above of the implementation of the new, direct-to-wholesaler distribution process, which occurred during the quarter and resulted in a one-time negative impact of $2.7 million, primarily impacting Orbactiv.

in USD millions	Q2 2018		Q2 2017
Product sales, net	$9.2		$—
Contract revenue	2.8		4.0
Total net revenue *	$12.0	*	$4.0

*	Excludes BARDA grant funding included in Other Income of $2.1 million

Cost of goods sold (“COGS”) was $11.0 million for the quarter ended June 30, 2018, of which $6.7 million was comprised of non-cash amortization of intangible assets and the step-up basis in inventory acquired from The Medicines Company in January 2018. Cost of goods sold also included charges of $2.4 million for Baxdela and Vabomere inventory that is approaching shelf life. Adjusted COGS was $2.0 million, excluding these non-cash charges, resulting in an Adjusted Gross Margin of 84% for the second quarter. There were no product sales and therefore no costs of goods sold in the prior year period.

Research and development (“R&D”) expenses were $15.8 million for the quarter ended June 30, 2018, compared to $14.1 million for the same period in 2017. The increase was driven by additional headcount and development activities resulting from the acquisition of the infectious disease business from The Medicines Company and the recent merger with Cempra. Adjusted R&D expenses were $15.6 million, which reflects the adjustment for non-cash expenses of $0.2 million.

Selling, general and administrative (“SG&A”) expenses were $34.9 million for the quarter ended June 30, 2018, compared to $7.7 million for the same period in 2017. The increase was driven by additional expenses associated with being a larger, public, commercial organization, including the operational impact of both the acquisition of the infectious disease business from The Medicines Company and the Cempra merger, consisting of additional headcount, facilities and commercial infrastructure. Approximately $1.7 million of SG&A expenses were a result of acquisition-related costs and lease exit costs, resulting in Adjusted SG&A expenses of $32.7 million.

Net loss was $55.8 million, or $1.38 per share, for the quarter ended June 30, 2018 compared to a net loss of $20.4 million for the same period in 2017. Net loss per share is impacted by changes in our share count as a result of the Cempra merger and financing related to the acquisition of the infectious disease business from The Medicines Company.

On May 29, 2018, Melinta completed a follow-on public offering of 21.9 million shares of its common stock. The underwriters of the public offering also exercised in full their option to purchase an additional 2.6 million shares of Melinta’s common stock. Net proceeds from the offering were approximately $115.1 million after deducting underwriting discounts and commissions and expenses paid. As of June 30, 2018, Melinta had cash and cash equivalents of $150.1 million.

Q2 2018 and Recent Pipeline and Publication Highlights

•

20 presentations at ASM Microbe 2018, including pharmacoeconomic analyses of Vabomere and Orbactiv® (oritavancin), and analyses showing the rising incidence of Gram-negative pathogens in skin and skin structure infections (SSSIs) and the changes to empiric therapy that may be considered to improve outcomes

•

12 presentations at the MAD-ID 2018 Annual Meeting, including detailed safety and efficacy findings from the Phase 3 PROCEED studies of Baxdela in patients with Acute Bacterial Skin and Skin Structure Infections (ABSSSI)

•	Findings from the Orbactiv real-world registry demonstrating efficacy and safety consistent with the Phase 3 SOLO program published in Open Forum Infectious Diseases

•

12 Presentations at the European Congress of Clinical Microbiology and Infectious Diseases (ECCMID) 2018 including six from Vabomere TANGO-2 trial, as well as new in vitro and in vivo findings for Baxdela and a pyrrolocytosine lead molecule

•

Pyrrolocytosine compound RX-P2382 against ESKAPE pathogens (Enterococcus faecium, Staphylococcus aureus, Klebsiella pneumoniae, Acinetobacter baumannii, Pseudomonas aeruginosa, Enterobacter species and Escherichia coli) at ECCMID 2018

•	TANGO-2 Trial at ECCMID 2018, highlighting outcomes in vulnerable patient populations

•

Discovery Platform Oral Presentations at ECCMID 2018 and ASM Microbe 2018 Highlighting Progress Towards Leads for Drug-resistant Neisseria gonorrhoeae and Multidrug- and Extremely Drug-resistant ESKAPE Pathogens

Conference Call and Webcast

Melinta’s earnings conference call for the quarter ended June 30, 2018 will be broadcast at 8:30 a.m. ET on August 7, 2018. The live webcast can be accessed under “Events and Presentations” in the Investor Relations section of Melinta’s website at www.melinta.com.

Investors wishing to participate in the call should dial: 877-377-7553 and international investors should dial: 253-237-1151. The conference ID is 9594878. Investors can also access the call at http://ir.melinta.com/events/event-details/melinta-therapeutics-q2-2018-earnings-call.

A live webcast of the call will be available online from the Investor Relations section of the company website at www.melinta.com and will be archived there for 30 days. A telephone replay of the call will be available by dialing 855-859-2056 for domestic callers or 404-537-3406 for international callers and entering the conference ID # 9594878.

About Melinta Therapeutics

Melinta Therapeutics, Inc. is the largest pure-play antibiotics company, dedicated to saving lives threatened by the global public health crisis of bacterial infections through the development and commercialization of novel antibiotics that provide new therapeutic solutions. Its four marketed products include Baxdela™ (delafloxacin), Vabomere™ (meropenem and vaborbactam), Orbactiv® (oritavancin), and Minocin® (minocycline) for Injection. It also has an extensive pipeline of preclinical and clinical-stage products representing many important classes of antibiotics, each targeted at a different segment of the anti-infective market. Together, this portfolio provides Melinta with the unique ability to provide providers and patients with a range of solutions that can meet the tremendous need for novel antibiotics treating serious infections. Visit www.melinta.com for more information.

As more fully described in our Annual Report on Form 10-K for the year ended December 31, 2017, the former private company Melinta was determined to be the accounting acquirer in our November 2017 reverse merger with Cempra and, accordingly, historical financial information for the second quarter of 2017 presented in this press release reflects the standalone former private company Melinta and, therefore, period-over-period comparisons may not be meaningful.

Non-GAAP Financial Measures

To supplement our financial results presented on a U.S. generally accepted accounting principles, or GAAP, basis, we have included information about non-GAAP adjusted EBITDA, a non-GAAP financial measure, as a useful operating metric. We believe that the presentation of this non-GAAP financial measure, when viewed with our results under GAAP and the accompanying reconciliation, provides supplementary information to analysts, investors, lenders, and our management in assessing the Company’s performance and results from period to period. This non-GAAP measure closely aligns with the way management measures and evaluates the Company’s performance. This non-GAAP financial measure should be considered in addition to, and not a substitute for, or superior to, net income or other financial measures calculated in accordance with GAAP. Non-GAAP Adjusted EBITDA is not based on any standardized methodology prescribed by GAAP and represents GAAP net income (loss), which the Company believes is the most directly comparable GAAP measure, adjusted to exclude interest income, interest expense, depreciation and amortization, stock-based compensation expense, changes in the fair value of our warrant liability, gain or loss on extinguishment of debt, acquisition-related costs, and other adjustments, including severance, lease exit costs and one-time, extraordinary inventory charges. Non-GAAP financial measures used by us may be calculated differently from, and therefore may not be comparable to, non-GAAP measures used by other companies.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this communication constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations, strategies or prospects will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control.

Risks and uncertainties for Melinta include, but are not limited to, the fact that we have incurred significant operating losses since inception and will incur continued losses for the foreseeable future; our limited operating history; our need for future capital and risks related to our ability to obtain additional capital to fund future operations; uncertainties of cash flows and inability to meet working capital needs as well as other milestone, royalty and payment obligations; the fact that our independent registered public accounting firm’s report on the Company’s 2016 and 2017 financial statements contains an explanatory paragraph that states that our recurring losses from operations and our need to obtain additional capital raises substantial doubt about our ability to continue as a going concern; our substantial indebtedness; risks related to our commercial launches of our products and our inexperience as a company in marketing drug products; the degree of market acceptance of our products among physicians, patients, health care payors and the medical community; the pricing we are able to achieve for our products; failure to obtain and sustain an adequate level of reimbursement for our products by third-party payors; inaccuracies in our estimates of the market for and commercialization potential of our products; failure to maintain optimal inventory levels to meet commercial demand for any of our products; risks that our competitors are able to develop and market products that are preferred over our products; our dependence upon third parties for the manufacture and supply of our marketed products; failure to achieve the benefits of our recently completed transactions with Cempra and The Medicines Company; failure to establish and maintain development and commercialization collaborations; uncertainty in the outcome or timing of clinical trials and/or receipt of regulatory approvals for our product candidates; undesirable side effects of our products; failure of third parties to conduct clinical trials in accordance with their contractual obligations; our ability to identify, develop, acquire or in-license products; difficulties in managing the growth of our company; the effects of recent comprehensive tax reform; risks related to failure to comply with extensive laws and regulations; product liability risks related to our products; failure to retain key personnel; inability to obtain, maintain and enforce patents and other intellectual property rights or the unexpected costs associated with such enforcement or litigation; risks relating to third party infringement of intellectual property rights; our ability to maintain effective internal control over financial reporting; unfavorable outcomes in any of the class action and shareholder derivative lawsuits currently pending against the Company; and the fact that a substantial number of shares of common stock may be sold into the public markets by one or more of our large shareholders in the near future. Many of these factors that will determine actual results are beyond Melinta’s ability to control or predict.

Other risks and uncertainties are more fully described in our Annual Report on Form 10-K for the year ended December 31, 2017, and in other filings that Melinta makes and will make with the SEC. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause our expectations and beliefs to change. While we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date after the date stated herein.

Melinta Therapeutics

Condensed Consolidated Balance Sheets

	June 30, 2018	December 31, 2017
	(in 000s)
Assets
Cash and cash equivalents	$150,087	$128,387
Trade receivables	8,064	—
Other receivables	12,546	7,564
Inventory	33,960	10,825
Prepaid expenses and other current assets	5,510	2,988

Total current assets	210,167	149,764
Property and equipment, net	2,459	1,596
In-process research and development	19,859	—
Other intangible assets	221,877	7,500
Goodwill	17,614	—
Other assets	42,671	1,413

Total assets	$514,647	$160,273

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$44,738	$31,446
Warrant liability	6,790	—
Current deferred purchase price and contingent consideration	23,925	—
Contingent milestone paymentss	27,052	—
Accrued interest on notes payable	4,389	284

Total current liabilities	106,894	31,730
Notes payable, net of debt discount	107,463	39,555
Deferred revenues	—	10,008
Deferred purchase price and contingent consideration	31,289	—
Other long-term liabilities	8,027	6,644

Total liabilities	253,673	87,937
Stockholders’ equity
Common stock	56	22
Additional paid-in capital	908,781	644,973
Accumulated deficit	(647,863)	(572,659)

Total stockholders’ equity	260,974	72,336

Total liabilities and stockholders’ equity	$514,647	$160,273

The Company has recorded goodwill and intangible assets, as well as deferred and contingent consideration, in connection with the acquisition of the infectious disease business from The Medicines Company on a preliminary basis and based on its best estimates. The Company will record adjustments as necessary as it completes the valuation process, which may impact the value of intangible assets and related amortization expense included in our financial statements. Under GAAP, the Company has one year to finalize the purchase accounting for the acquisition.

Melinta Therapeutics

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended June 30,
	2018	2017
	(in 000s)
Revenue
Product sales, net	$9,152	$—
License revenue	—	—
Contract revenue	2,870	3,978

Total revenue	12,022	3,978
Operating expenses
Cost of goods sold	10,989	—
Research and development	15,813	14,073
Selling, general and administrative	34,946	7,698

Total operating expenses	61,748	21,771

Loss from operations	(49,726)	(17,793)
Other income (expense):
Interest income	63	12
Interest expense	(10,659)	(1,762)
Change in fair value of warrant liability	2,389	(311)
Loss on extinguishment of debt	—	(607)
Other income	32	36
Grant income	2,121	—

Total other income (expense), net	(6,054)	(2,632)

Net loss	$(55,780)	$(20,425)

Accretion of convertible preferred stock dividends	—	(5,721)

Net loss available to common shareholders	$(55,780)	$(26,146)

Basic and diluted net loss per share	$(1.38)	$(884.06)

Basic and diluted weighted-average shares outstanding	40,297,364	29,575

Melinta Therapeutics

Condensed Consolidated Statement of Cash Flows

	Three Months Ended June 30,
	2018	2017
	(in 000s)
Net loss	$(55,780)	$(20,425)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	3,689	107
Non-cash interest expense	6,271	1,335
Share-based compensation	1,545	508
Change in fair value of warrants	(2,390)	311
Loss on disposal of assets	—	33
Loss on extinguishment of debt	—	607
Changes in operating assets and liabilities:
Receivables	2,699	(1,202)
Inventory	(221)	(551)
Prepaids and other assets/liabilities	(18,675)	(879)
Accounts payable and accrued expenses	8,531	3,656

Net cash used in operating activities	(54,331)	(16,500)
Cash flows from investing activities:
Purchases of intangible assets	(2,000)	(3,500)
Purchases of property, plant and equipment	(423)	(484)

Net cash used in investing activities	(2,423)	(3,984)
Cash flows from financing activities:
Proceeds from the issuance of common stock, net	115,759	—
Proceeds from the issuance of debt instruments	—	21,990
Proceeds from issuance of convertible notes payable	—	24,526
Principal payments on notes payable	—	(21,659)
IDB acquisition deferred payments	(398)	—
Debt extinguishment costs	—	(1,240)

Net cash provided by financing activities	115,361	23,617
Net change in cash and cash equivalents	58,607	3,133
Cash and cash equivalents and restricted cash at beginning of period	91,680	20,126

Cash and cash equivalents and restricted cash at end of period	$150,287	$23,259

Melinta Therapeutics

Reconciliation of Reported Net Loss to Adjusted EBITDA

	Three Months Ended June 30,
	2018	2017
	(in 000s)
Net loss	$(55,780)	$(20,425)
EBITDA adjustments:
Interest expense	10,659	1,762
Interest income	(63)	(12)
Depreciation and amortization	6,814	135

Total EBITDA adjustments	17,410	1,885
EBITDA	$(38,370)	$(18,540)
Other adjustments:
Stock-based compensation	1,545	508
Changes in fair value of warrant liability	(2,389)	311
Loss on extinguishment of debt	—	607
Acquisition-related costs	229	—
Other*	2,907	—

Total other adjustments	2,292	1,426
Adjusted EBITDA	$(36,078)	$(17,114)

*	“Other” reflects charges that we recorded for certain inventory approaching shelf life as well as lease exit charges for one of our vacated facilities.

Melinta Therapeutics

Reconciliation of Reported Gross Margin to Adjusted Gross Margin

Three Months Ended June 30, 2018	(in 000s)
As reported under GAAP:
Revenue	$12,022
Cost of products sold (COGS)	(10,989)

Gross Margin	$1,033
Gross Margin (% of revenue)	9%
Adjustments to COGS:
Depreciation and amortization	$6,675
Other*	2,352

Adjusted COGS	$(1,962)
Adjusted Gross Margin	$10,060
Adjusted Gross Margin (% of revenue)	84%

*	“Other” reflects charges that we recorded for certain inventory approaching shelf life.

Melinta Therapeutics

GAAP to Non-GAAP Adjustments

for the Three Months Ended June 30, 2018 and June 30, 2017

		Cost of			Other Income
Three Months Ended June 30, 2018	Revenue	Product Sales	R&D	SG&A	(Expense), Net	Total
As reported under GAAP	$12,022	$(10,989)	$(15,813)	$(34,946)	$(6,054)	$(55,780)
Adjustments:
Interest expense	—	—	—	—	10,659	10,659
Interest income	—	—	—	—	(63)	(63)
Depreciation and amortization	—	6,675	54	85	—	6,814
Stock-based compensation	—	—	173	1,372	—	1,545
Change in fair value of warrant liability	—	—	—	—	(2,389)	(2,389)
Acquisition-related costs	—	—	—	229	—	229
Other*	—	2,352	—	555	—	2,907

Total adjustments	$—	$9,027	$227	$2,241	$8,207	$19,702
Adjusted EBITDA	$12,022	$(1,962)	$(15,586)	$(32,705)	$2,153	$(36,078)

				Other Income
Three Months Ended June 30, 2017	Revenue	R&D	SG&A	(Expense), Net	Total
As reported under GAAP	$3,978	$(14,073)	$(7,698)	$(2,632)	$(20,425)
Adjustments:
Interest expense	—	—	—	1,762	1,762
Interest income	—	—	—	(12)	(12)
Depreciation and amortization	—	95	40	—	135
Stock-based compensation	—	124	384	—	508
Change in fair value of warrant liability	—	—	—	311	311
Loss on extinguishment of debt	—	—	—	607	607

Total adjustments	$—	$219	$424	$2,061	$3,311
Adjusted EBITDA	$3,978	$(13,854)	$(7,274)	$(571)	$(17,114)

*	“Other” reflects charges that we recorded for certain inventory approaching shelf life as well as lease exit charges for one of our vacated facilities.

For More Information:

Media Inquiries:	Investor Inquiries:
David Belian	Lisa DeFrancesco
(203) 848-6276	(908) 617-1358